As Filed with the Securities and Exchange Commission on January 9, 2026

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Gulf Resources Inc.

(Exact name of registrant as specified in its charter)

Nevada	13-3637458
(State or other jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

Level 11, Vegetable Building,

Industrial Park of the East Shouguang City,

Shandong China

+86 (536) 567-0008

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Gulf Resources Inc. 2025 Stock Incentive Plan

(Full title of the plan)

Corporate Creations Network Inc.

8275 South Eastern Avenue #200

Las Vegas, NV 89123

+1 (302) 351-3367

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Min Li Chief Financial Officer Level 11, Vegetable Building, Industrial Park of the East Shouguang City, Shandong China +86 (536) 567-0008

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 (the “Registration Statement”) is filed by the Registrant for the purpose of registering (i) 103,378 common stocks of Gulf Resources Inc. (the “Company”), par value 0.0005 per share (the “Common Stocks”) issued under the Company’s 2019 Stock Incentive Plan (the “2019 Plan”), after giving effect of the 10-to-1 reserve stock split as previously announced on Form 8-K filed with SEC on October 22, 2025 and (ii) 200,000 Common Stocks issuable pursuant to the Company’s 2025 Stock incentive plan (the “2025 Plan”). Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement also covers an indeterminate number of additional shares which may be offered and issued to prevent dilution from share splits, share dividends or similar transactions as provided in the Plan. Any common stocks covered by an award granted under the Plan (or portion of an award) that terminates, expires, lapses or repurchased for any reason will be deemed not to have been issued for purposes of determining the maximum aggregate number of common stocks that may be issued under the Plan.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1. Plan Information*

ITEM 2. Registrant Information and Employee Plan Annual Information*

*Information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8. The documents containing information specified in this Part I will be separately provided to the participants covered by the Plan, as specified by Rule 428(b)(1) under the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3. Incorporation of Documents by Reference

The following documents filed by the Registrant with the Securities and Exchange Commission (the “Commission”) are incorporated by reference herein:

a. The Registrant’s Annual Reports on 10-K for the fiscal year ended December 31, 2024, which includes audited financial statements as of December 31, 2023 and 2024 and for the years ended December 31, 2023 and 2024, filed with the Commission on April 11, 2025;

b. The Registrant’s Quarterly Reports on 10-Q filed with the Commission on May 13, 2025, August 13, 2025 and November 19, 2025;

c. The Registrant’s Current Reports on Form 8-K filed with the Commission on January 6, 2025, March 5, 2025, May 7, 2025, May 13, 2025, August 13, 2025,September 12, 2025, October 22, 2025, November 7, 2025, November 12, 2025, November 21, December 2, 2025, December 15, 2025, December 18, 2025 and December 29, 2025.

All documents filed pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4. Description of Securities.

Not applicable.

ITEM 5. Interests of Named Experts and Counsel.

Not applicable.

ITEM 6. Indemnification of Directors and Officers

Under Nevada law, a corporation shall indemnify a director or officer against expenses, including attorneys’ fees, actually and reasonably incurred by him or her, to the extent the director or officer has been successful on the merits or otherwise in defense of any action, suit or proceeding.

A corporation may indemnify a director or officer who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, except an action by or in the right of the corporation, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or as a manager of a limited liability company, against expenses, including attorneys’ fees, judgments, fines, and amounts paid in settlement actually and reasonably incurred by him or her in connection with the action, suit or proceeding, unless:

•  The director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and his or her breach of those duties involved intentional misconduct, fraud, or a knowing violation of law; or

•  The director or officer did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, the director or officer had reasonable cause to believe his or her conduct was unlawful.

A corporation may indemnify a director or officer who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor, by reason of the fact that the person is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, or as a manager of a limited liability company, against expenses, including amounts paid in settlement and attorneys’ fees actually and reasonably incurred by the person in connection with the defense or settlement of the action or suit unless:

•  The director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer, and his or her breach of those duties involved intentional misconduct, fraud, or a knowing violation of law; or

•  The director or officer did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation; or

•  The director or officer is adjudged liable by a court of competent jurisdiction to the corporation or for amounts paid in settlement to the corporation, after exhaustion of any appeals taken therefrom, unless and to the extent that the court determines that the director or officer is fairly and reasonably entitled to indemnity for such expenses.

Non-mandatory indemnification of officers and directors under Nevada law requires that a specific determination in each case that indemnification is appropriate must be made by: (i) the stockholders; (ii) the board of directors (by majority vote of a quorum consisting of directors who were not parties to the action, suit, or proceeding); or (iii) independent legal counsel (via written opinion), if the majority vote of the above-described quorum of directors should desire, or if the above-described quorum is impossible to attain.

The Registrant’s Bylaws provide that each director and officer shall be indemnified by the Registrant, in actions other than those by or in right of the corporation, to the fullest extent permitted under Nevada law against expenses (including attorneys’ fees), judgments, fines, and amounts paid in settlement actually and reasonably incurred by the director or officer, but, if the action, suit, or proceeding was initiated by the director or officer, then only to the extent (i) the action, suit, or proceeding was authorized by the board of directors of the Registrant, or (ii) the indemnification is authorized by an agreement approved by the board of directors of the Registrant. The Registrant’s Bylaws further provide that each director and officer shall be indemnified by the Registrant, in actions by or in right of the corporation to procure a judgment in the Registrant’s favor, against expenses (including attorneys’ fees) actually and reasonably incurred by the officer or director in connection with defense or settlement of the action or suit, unless (i) the officer or director did not act in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the Registrant, or (ii) the officer or director is adjudged liable to the Registrant by a court of competent jurisdiction, after exhausting appeals, except to the extent the court should determine that the officer or director is fairly and reasonably entitled to indemnity for such expenses. The indemnification provisions of the Registrant’s Bylaws require that a determination of the appropriateness of indemnification in any case of discretionary indemnity be made by: (a) a majority vote of a quorum of the board of directors who were not parties to the action, suit, or proceeding, (b) by independent legal counsel in a written opinion, if the quorum of directors is not obtainable or if the quorum of directors so directs, of (c) by the stockholders. The Registrant’s Bylaws mandate indemnification of a director or officer of the Registrant, for expenses actually and reasonably incurred (including attorneys’ fees), to the extent the director or officer is successful on the merits or otherwise, including the dismissal of an action without prejudice or the settlement of an action without admission of liability.

The registrant currently does not carry liability insurance for its directors and executive officers.

ITEM 7. Exemption from Registration Claimed.

Not applicable.

ITEM 8. Exhibits

The Exhibits listed on the accompanying Exhibit Index are filed as a part of, or incorporated by reference into, this Registration Statement. (See Exhibit Index below).

ITEM 9. Undertakings

(a)	The undersigned Registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii)	to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2)	That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)	The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)	Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the People’s Republic of China, on January 9, 2026.

Gulf Resources Inc.

By:	/s/ Xiaobin Liu
Name:	Xiaobin Liu
Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below does hereby constitute and appoint Min Li as his true and lawful attorney-in-fact and agents, with the full power of substitution and re-substitution, for and in such person’s name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or his substitute, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated and on January 9, 2026.

Signature	Capacity

/s/ Xiaobin Liu	Director and Chief Executive Officer
Xiaobin Liu	(Principal Executive Officer)

/s/ Min Li	Chief Financial Officer
Min Li	(Principal Financial and Accounting Officer)

/s/ Yibo Yang	Director
Yibo Yang

/s/ Naihui Miao	Director
Naihui Miao

/s/ Dongshan Wang	Director
Deqiang Chen

/s/ Qiang Liu	Director
Name: Qiang Liu

/s/ Sheng Wei Ma	Director
Sheng Wei Ma

/s/ Shi Tong Jiang	Director
Shi Tong Jiang

EXHIBIT INDEX

EXHIBIT NUMBER	DESCRIPTION

4.1	By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the current report of the Registrant on Form –8-K, initially filed with the SEC on December 1, 2015).

5.1*	Opinion of Fennemore Craig, P.C.

10.1*	Gulf Resources Inc. 2019 Omnibus Equity Incentive Plan (incorporate by reference to Form 8-K, initially filed with the SEC on December 18, 2019 (File No. 000-20936))

10.2*	Gulf Resources Inc. 2025 Stock Incentive Plan

23.1*	Consent of Fennemore Craig, P.C. (included in Exhibit 5.1)

23.2*	Consent of GGF CPA LIMITED, Independent Registered Public Accounting Firm

24.1*	Powers of Attorney (included on the signature page in Part II of this Registration Statement)

107*	Calculation of Filing Fee Table

*Filed herewith.